FIC to Cease Underwriting New Insurance Policies

AUSTIN, TX -- 01/31/2008 -- Financial Industries Corporation (PINKSHEETS: FNIN) announced today that in connection with its review of strategic alternatives, which resulted in the previously announced agreement and plan of merger pursuant to which Americo Life, Inc., is expected to acquire FIC in the second quarter of this year, it has also determined that it will immediately cease underwriting new insurance policies.

Related to this decision, FIC has terminated its agreements with certain independent insurance agents. In addition to managing its existing block of insurance policies, FIC will continue to earn commissions on policies sold by agents appointed with its subsidiary ILG Sales Corporation under marketing agreements with unrelated insurance companies.

For more information on FIC, go to http://www.ficgroup.com on the Internet.

Statements in this document relating to future developments, disclosures and other statements that are not historical facts are forward-looking statements. Actual results may differ materially from these forward-looking statements as a result of market conditions, the timing and results of FIC's audits, reviews and filings with regulatory bodies, the interest of and actions by third parties engaging in transactions with FIC and other factors contained in FIC's Form 10-K for the year ended Dec. 31, 2006, and other filings with the SEC.

Contact Information:
Financial Industries Corporation
Shannon Coffin
Phone: 512-404-5550
E-mail: ir@ficgroup.com